Exhibit 10.1

CONSENT AND WAIVER AGREEMENT

This Consent and Waiver Agreement (this “Agreement”) is made effective as of February 15, 2017 (the “Effective Date”) by and among Sevion Therapeutics, Inc., a Delaware corporation (the “Company”), the lead investor in the 2015 Financing (as defined below) (the “Lead Investor”), and the undersigned signatories hereto.

WHEREAS, the Company is a party to those certain Subscription Agreements, dated as of May 1, 2015, May 29, 2015, June 10, 2015, June 24, 2015 and July 27, 2015, with the subscribers signatory thereto (each a “Subscriber” and together, the “Subscribers”), including the Lead Investor (collectively referred to as the “Subscription Agreement”) whereby the Company issued to each Subscriber (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or, at the election of the Subscriber, shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) and (ii) a warrant to purchase one half of one share of the Company’s Common Stock (the “Investor Warrants”) at an exercise price of $1.50 (the “Investor Warrant Exercise Price”) (hereinafter referred to as the “2015 Financing”);

WHEREAS, pursuant to that certain Engagement Agreement entered into by and between the Company and Laidlaw & Company (UK) Ltd., a United Kingdom corporation (“Laidlaw”), as compensation for the services rendered by Laidlaw as placement agent for the 2015 Financing, the Company issued to Laidlaw, or its designees, warrants to purchase up to 555,521 shares of Common Stock (the “Placement Agent Warrants”) at an exercise price of $0.75 (the “Placement Agent Warrant Exercise Price” and together with the Investor Warrant Exercise Price, the “Exercise Price”);

WHEREAS, in connection with the 2015 Financing, the Company entered into a registration rights agreement with each Subscriber in order to provide for certain registration rights of the Subscriber’s shares of Common Stock issuable under the Warrants under the Securities Act of 1933, as amended (the “Registration Rights Agreement”);

WHEREAS, the Company intends to enter into a bridge financing transaction, as separately discussed with the Lead Investor, pursuant to which the Company will issue and sell shares of its Common Stock or securities convertible into Common Stock to investors, at such price or conversion price as reasonably determined by the Board (such transaction, a “Bridge Financing”);

WHEREAS, Section 2(d) of the Subscription Agreement entitles the Subscribers, in connection with a Lower Price Issuance (as defined in the Subscription Agreement) by the Company at any time prior to about January 27, 2017 (the “Expiration Date”), to receive additional Units (as defined in the Subscription Agreement) such that the Subscriber shall hold such number of Units, in total, had Subscriber paid a per Unit price equal to such Lower Price Issuance (hereinafter referred to as the “Price Protection Provision”);

WHEREAS, Section 3(e) of both the Investor Warrants and the Placement Agent Warrants entitles the holder thereof to have the Exercise Price reduced, as applicable, upon the issuance by the Company, at any time prior to the Expiration Date, of shares of its Common Stock for consideration less than the applicable Exercise Price (hereinafter collectively referred to as the “Adjustment of the Exercise Price”);

WHEREAS, pursuant to Section 7 of the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, as filed by the Company with the Delaware Secretary of State on April 30, 2016 (the “Series C Certificate of Designation”), in connection with a New Issuance Price (as defined in the Series C Certificate of Designation) at any time prior to the Expiration Date, the Conversion Price (as defined in the Series C Certificate of Designation) of the Series C Preferred Stock in effect at such time shall immediately be reduced to such New Issuance Price (hereinafter referred to as the “Adjustment of Conversion Price”);

WHEREAS, Section 1.2(b) of the Registration Rights Agreement entitles each Subscriber party thereto to receive a payment in the amount of 1% per month of such Subscriber’s investment in the 2015 Financing for every thirty (30) day period (up to a maximum of 6%) in which the Company has failed to, among other things, have a registration statement covering the Registrable Securities (as defined in the Registration Rights Agreement) declared effective by the U.S. Securities and Exchange Commission by the Effective Date (as defined in the Registration Rights Agreement) (the “Penalty Payment”);

WHEREAS, the parties have conditioned a Bridge Financing on, among other things, the Company receiving a waiver from the requisite investors needed to provide such waiver under the Subscription Agreement, Investor Warrants, Placement Agent Warrants, Series C Certificate of Designation, and the Registration Rights Agreement with regard to (i) the Price Protection Provision; (ii) the Adjustment of the Exercise Price; (iii) the Adjustment of Conversion Price; and (iv) the Penalty Payment;

WHEREAS, in connection with a potential Bridge Financing, each of the undersigned holders of Series C Preferred Stock, consisting of all of the holders, desire to set forth their agreement to waive the Adjustment of Conversion Price;

WHEREAS, pursuant to Section 9(i) of the Subscription Agreement, any term of the Subscription Agreement may be modified or waived with the written consent of the Company and the holders of at least 60% of the Units sold in the Offering (as defined in the Subscription Agreement), including the Lead Investors (the “Subscription Agreement Requisite Amount”);

WHEREAS, pursuant to Section 3.3 of the Registration Rights Agreement, any term of the Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least 60% of the Registrable Securities then outstanding, including the Lead Investors (the “Registration Rights Agreement Requisite Amount”);

WHEREAS, pursuant to Section 6(l) of the Investor Warrants, any term of the Investor Warrants may be modified or waived with the written consent of the Company and the holders of at least 60% of the then outstanding Investor Warrants, including the Lead Investors (the “Investor Warrant Requisite Amount”);

WHEREAS, pursuant to Section 6(l) of the Placement Agent Warrants, any term of a Placement Agent Warrant may be modified or waived with the written consent of the Company and such holder; and

WHEREAS, as an inducement for investors to enter into a Bridge Financing, the Company desires to extend the applicability of the Price Protection Provision, the Adjustment of the Exercise Price and the Adjustment of Conversion Price to any Bridge Financing transaction occurring during calendar year 2017.

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NOW, THEREFORE, in consideration of the foregoing, the premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Subscription Agreement Modification. The Subscription Agreement Requisite Amount hereby agree that the Subscription Agreement shall be modified such that, upon the occurrence of a Lower Price Issuance occurring prior to the Expiration Date, the Company shall only issue the Subscribers additional shares of Common Stock at a price per share equal to $0.40. For the avoidance of doubt, it is the understanding of the Subscription Agreement Requisite Amount and the Company that no Investor Warrants shall be issued in connection with the foregoing as a result of a Bridge Financing. In addition, pursuant to the terms of the Subscription Agreement, upon the issuance of additional shares of Common Stock to the Subscribers in connection with a Bridge Financing, the Price Protection Provision shall be of no further force or effect.

2.          Warrant Exercise Price Adjustment Waiver. The undersigned investors, which constitute (i) the Investor Warrant Requisite Amount and (ii) all of the holders of the Placement Agent Warrants, hereby agree that the Adjustment of the Exercise Price shall be waived and of no force or effect in connection with, and as a result of, a Bridge Financing occurring prior to the Expiration Date. Additionally, (i) the Investor Warrant Requisite Amount and (ii) all of the holders of the Placement Agent Warrants, hereby set forth their consent that, upon an adjustment pursuant hereto, the Adjustment of the Exercise Price of both the Investor Warrants and Placement Agent Warrants shall thereafter be of no further force or effect.

3.          Registration Rights Penalty Payment Waiver. As of the Effective Date, the undersigned investors in the 2015 Financing, which constitute the Registration Rights Agreement Requisite Amount, hereby waive (i) all of their rights related to the Penalty Payment and (ii) the requirement to register the Registrable Securities pursuant to the Registration Rights Agreement.

4.          Series C Conversion Price Adjustment Waiver. In connection with a Bridge Financing occurring prior to the Expiration Date, the undersigned holders of Series C Preferred Stock, constituting all of the holders, hereby waive all of their rights related to the Conversion Price Adjustment.

5.          Extension of Expiration Date. Notwithstanding the Expiration Date, the Company and the undersigned hereby agree that the Price Protection Provision, the Adjustment of the Exercise Price and the Adjustment of Conversion Price shall remain in effect and apply to all Subscribers in the 2015 Financing in accordance with the terms provided in this Agreement, at a price per share equal to $0.40, in connection with a Bridge Financing transaction occurring during calendar year 2017 (the “Extension”). For the avoidance of doubt, the Extension shall also apply to the Placement Agent Warrants.

6.          Governing Law. This Agreement and related agreements, instruments, and documents shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

7.          Entire Agreement. This Agreement constitutes the complete understanding of the parties hereto and the Company regarding the subject matter hereof and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof, and no other statement or promise relating to the subject matter hereof that is not contained herein, shall be valid or binding.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Consent and Waiver Agreement as of the Effective Date.

COMPANY:

SEVION THERAPEUTICS, INC.

By:
Name: David Rector
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Consent and Waiver Agreement as of the Effective Date.

LEAD INVESTOR:

By:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Consent and Waiver Agreement as of the Effective Date for each share of Common Stock, Series C Preferred Stock, Investor Warrant, and Placement Agent Warrant owned by the undersigned, as applicable.

INVESTOR NAME:

By:

Name of Signatory:

Title: